UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): October 18, 2006
OPENTV CORP.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-15473	98-0212376
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
275 Sacramento Street
San Francisco, California 94111
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 962-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 Changes in Control of Registrant
     On October 18, 2006, OpenTV Corp. (the “Registrant”) issued a press release (the “Press Release”) announcing that the Kudelski Group has signed a stock purchase agreement with Liberty Media Corporation to acquire voting control of the Registrant. The Registrant was not a direct party to that agreement. Subject to the satisfaction of certain customary closing conditions, the Registrant understands that, upon consummation of the transactions contemplated by the stock purchase agreement, a majority of the Registrant’s Board of Directors will consist of persons designated by the Kudelski Group.
Item 7.01. Regulation FD Disclosure.
     A copy of the Press Release described in Item 5.01 is attached hereto as Exhibit 99.1. The Press Release is being furnished pursuant to Item 7.01 and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section .

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPENTV CORP.

Date: October 19, 2006	By: Name:	/s/ Scott Wornow Scott Wornow
	Title:	Executive Vice President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release